VALHI REPORTS HIGHEST FIRST QUARTER EARNINGS IN FIVE YEARS


    DALLAS, TEXAS . . . April 26, 1995 . . . Valhi, Inc. (NYSE: VHI) reported net income of $12.4 million, or $.11 per share, for the first quarter of 1995, the Company's highest first quarter earnings since 1990. In the first quarter of 1994, Valhi reported a net loss of $.7 million, or $.01 per share.

    Operating income of $60.2 million was up 66% on a 20% increase in sales to $467.6 million (% comparisons to 1994 pro forma results). Overall, operating margins were 13% for the first quarter of 1995, up from 9% in 1994. Improved sales, earnings and margins were driven by higher prices and volumes at NL Industries for titanium dioxide pigments ("TiO2"), as well as for medium density fiberboard ("MDF"), the Company's principal building product.

    Reflecting strengthened market conditions, particularly in Europe, average TiO2 prices in the first quarter were 11% above year ago levels (up 5% from year-end 1994), while TiO2 volume was up 9%. Average MDF prices were 29% higher than last year (up 8% from year-end 1994) while MDF volume was up 13% due principally to production from the Company's recently expanded MDF plant in Ireland. Refined sugar results reflect higher processing costs, which offset marginally higher sugar volumes and prices.

    Valhi, Inc. is a major producer of TiO2, MDF, refined sugar and other products.


                                    * * * * *


                          VALHI, INC. AND SUBSIDIARIES

                        SUMMARY OF CONTINUING OPERATIONS

                                   (Unaudited)

                    (In millions, except earnings per share)


                                                               THREE MONTHS ENDED MARCH 31,
                                                                     1994                        1995
                                                             ACTUAL          PRO FORMA*         ACTUAL

NET SALES
  Chemicals                                                       $  -              $201.8          $250.9
  Refined sugar                                                    104.2             104.2           111.2
  Building products                                                 40.0              40.0            58.6

  Other                                                             44.7              44.7            46.9

                                                                  $188.9            $390.7          $467.6

OPERATING INCOME
  Chemicals                                                       $  -              $ 17.7          $ 36.9
  Refined sugar                                                      6.8               6.8             6.4
  Building products                                                  5.1               5.1            10.3
  Other                                                              6.7               6.7             6.6

  TOTAL OPERATING INCOME                                            18.6              36.3            60.2
Equity in NL Industries prior to
 consolidation                                                      (6.2)              -               -
General corporate items, net                                        (2.3)             (2.7)           (3.5)
Interest expense                                                    (9.0)            (30.1)          (32.8)

    Income before income taxes                                       1.1               3.5            23.9
Income taxes                                                          .9               5.5            11.2
Minority interest                                                    -                  .2              .3

    INCOME FROM CONTINUING OPERATIONS                             $   .2            $ (2.2)         $ 12.4


EARNINGS PER COMMON SHARE                                         $  -              $ (.02)         $  .11


[FN]
* Pro forma 1994 results assume NL Industries (the Company's chemicals subsidiary) was consolidated during the 1994 period.




                          VALHI, INC. AND SUBSIDIARIES

                              SUMMARY OF OPERATIONS

                                   (Unaudited)

                    (In millions, except earnings per share)


                                                                                 THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                                       1994*           1995

Net sales                                                                             $188.9          $467.6

Operating income                                                                      $ 18.6          $ 60.2
General corporate items, net                                                            (2.3)           (3.5)
Interest expense                                                                        (9.0)          (32.8)
                                                                                         7.3            23.9
Equity in NL Industries prior to consolidation (*)                                      (6.2)            -

    Income before income taxes                                                           1.1            23.9
Income taxes                                                                              .9            11.2
Minority interest                                                                        -                .3

    Income from continuing operations                                                     .2            12.4

Discontinued operations                                                                  (.9)            -

    Net income (loss)                                                                 $  (.7)         $ 12.4

Earnings per common share:
  Continuing operations                                                               $  -            $  .11
  Discontinued operations                                                               (.01)            -

    Net income (loss)                                                                 $ (.01)         $  .11


Weighted average common shares outstanding                                             114.3           114.4


[FN]
* NL Industries' chemicals operations, consolidated in 1995, were reported by the equity method in 1994.